Exhibit 16.1

WEINBERG & COMANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE: Sino Fibre Communications, Inc.
Commission File No. 000-52709

We served as the principal accountants for Sino Fibre Communications, Inc. (the "Company") for the year ended December 31, 2006 and for the period since then until we were dismissed as the principal accountants of the Company on August 14, 2007. We have read the Company's statements included under Item 4.01 of its Form 8-K dated August 20, 2007, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm

Very truly yours,

WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
August 21, 2007

6100 Glades Road * Suite 314	1925 Century Park East * Suite 1120	Room 2707, 27F
Boca Raton, Florida 33434	Los Angeles, California 90067	Shui On Centre * 6-8 Harbour Road
Telephone: 561.487.5765	Telephone: 310.601.2200	Wanchai, Hong Kong, P.R.C.
Facsimile: 561.487.5766	Facsimile: 310.601.2201	Telephone: 852-2780-7231
	www.cpaweinberg.com	Facsimile: 852-2780-8717